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Exhibit 10.1

                      [LETTERHEAD OF DAOU SYSTEMS, INC.]






October 13, 1999

Mr. Daniel J. Daou
P.O. Box 1982
Rancho Santa Fe, CA 92067


Dear Mr. Daou:

         This letter will confirm our understanding and agreement as of July 26, 1999 pursuant to which you and DAOU Systems, Inc., a Delaware corporation (the "COMPANY"), agreed to amend the Separation and Release Agreement and Consulting Agreement, each dated as of April 15, 1999, (collectively, the "AGREEMENT"), between you and the Company. Both you and the Company agreed to amend the Agreement in exchange for the consideration set forth below and with reference to the following recitals, each of which constituted a material term of our letter agreement:

     - On July 26, 1999, the Company entered into a private placement financing with Galen Partners III, L.P. and its affiliated entities (collectively, the "INVESTORS");

     - As a condition to closing of the private placement financing, the Investors have requested that you and the Company amend the Agreement in the manner set forth in this letter agreement;

     - Both you, as a beneficial owner of shares of Common Stock of the Company, and the Company believe that the closing of such private placement financing is in each of our best interests; and

     - Therefore, for the consideration set forth in this letter agreement and to facilitate the closing of the private placement financing with the Investors, you and the Company desire to amend the Agreement in the manner set forth in this letter agreement.

To the extent that you agree with the terms contained in this letter agreement, please indicate your agreement and acceptance thereof by countersigning this letter in the space provided below:

         1. In exchange for the consideration set forth in this letter and your interest in closing the private placement financing, you agree to waive all rights to Severance Payments and Consulting Payments under the Agreement. As of July 26, 1999, the Consulting Agreement between you and the Company was deemed terminated in its entirety.



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         2. In exchange for the consideration set forth in this letter and your interest in closing the private placement financing, you may retain certain property given to you by the Company, including a cell phone, personal computer and printer, all of which is valued at approximately Seven Thousand Dollars ($7,000).

         3. The Company will continue to pay the monthly premium for continuation of your COBRA coverage for a period of eighteen (18) months from the Effective Date of the Agreement; PROVIDED, HOWEVER, that nothing in this letter agreement may be construed to continue your insurance beyond the period allowed by COBRA, nor may it be construed to create any obligation on the part of the Company with respect to your responsibilities for formally electing to continue coverage under COBRA.

         4. Both you and the Company agree that neither party will adversely interfere with the business affairs of the other, including, without limitation, making critical or disparaging remarks, either orally or in writing, to any person concerning the other party's business.

         5. The terms and conditions contained in this letter agreement may not be amended or modified except in writing and will be governed by and construed in accordance with the laws of California without regard to conflicts of laws.




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         6. Except as set forth in this letter agreement, the Agreement shall remain in full force and effect. By the execution below, you and the Company agree to continue to be bound by the terms and conditions of the Agreement as amended by this letter agreement, including, without limitation, the release set forth in Section 4 of the Agreement.


DAOU SYSTEMS, INC:


   /s/ Larry D. Grandia
-------------------------------------
Larry D. Grandia
President and Chief Executive Officer


If the foregoing correctly sets forth the understanding and agreement between you and the Company, please sign and return one original executed copy of this letter.

Confirmed and Agreed as of
____________, 1999:



   /s/ Daniel J. Daou
-------------------------------------
Daniel J. Daou


          [SIGNATURE PAGE TO LETTER AGREEMENT, DATED OCTOBER 13, 1999]